As filed with the Securities and Exchange Commission on June 3, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Byline Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-3012593
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Byline Bancorp, Inc. 2026 Omnibus Incentive Compensation Plan

Byline Bancorp, Inc. Employee Stock Purchase Plan

(Full Title of Plans)

Roberto R. Herencia

Chief Executive Officer

Byline Bancorp, Inc.

180 North LaSalle Street, Suite 300

Chicago, Illinois 60601

(773) 244-7000

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Jennifer Durham King

Vedder Price P.C.

222 North LaSalle Street, Suite 2500

Chicago, Illinois 60601

(312) 609-7500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	☐

Non-accelerated filer ☐	Smaller reporting company	☐

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

At the June 2, 2026 Annual Meeting of Stockholders of Byline Bancorp, Inc. (the “Company”), stockholders approved the Company’s 2026 Omnibus Incentive Compensation Plan (the “2026 Omnibus Plan”). In connection therewith, this Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register 1,697,594 shares of the Company’s common stock issuable pursuant to the 2026 Omnibus Plan.

At the June 2, 2026 Annual Meeting of Stockholders of the Company, stockholders also approved an amendment to the Company’s Employee Stock Purchase Plan (the “ESPP”) that increased the number of shares of the Company’s common stock available for issuance under the plan by 200,000 shares. In connection therewith, this Registration Statement is being filed to also register an additional 200,000 shares of the Company’s common stock issuable pursuant to the ESPP.

Pursuant to General Instruction E of Form S-8, the contents of the previous Registration Statement on Form S-8 with respect to the ESPP filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 3, 2017 (File No. 333-219143), as amended by the Registration Statement on Form S-8 previously filed by the Registrant with the Commission on June 7, 2023 (File No. 333-272499), are hereby incorporated by reference into this Registration Statement, except as modified or supplemented by the information set forth below in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing information specified by Part I of Form S-8 will be sent or given to participants in the 2026 Omnibus Incentive Plan and the ESPP (collectively, the “Plans”), as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents that the Company has filed with the Commission under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference into this Registration Statement:

·
Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 27, 2026;

·
Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 1, 2026;
·
Current Reports on Form 8-K filed with the Commission on May 22, 2026 and June 3, 2026; and
·
The description of the Company’s common stock contained in Exhibit 4.2 to the Company’s Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 4, 2024, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is, or is deemed to be incorporated, by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

No document or information deemed to be furnished and not filed in accordance with rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company is incorporated under the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe such person’s conduct was unlawful, except that with respect to an action or suit brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees) in connection with the defense or settlement of such action or suit. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled

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under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s amended and restated bylaws provide for indemnification by the Company of its directors, officers, employees and agents to the fullest extent permitted by the DGCL, subject to limited exceptions.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s amended and restated certificate of incorporation provides for such limitation of liability.

The Company maintains insurance policies under which coverage is provided (a) to its directors and officers, in their respective capacities as such, against loss arising from a claim made for any actual or alleged wrongful act, and (b) to itself with respect to payments which the Company may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1

Amended and Restated Certificate of Incorporation of Byline Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, as amended (File No. 333-218362) filed on June 19, 2017)

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Exhibit No.	Description
4.2	Amended and Restated Bylaws of Byline Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1, as amended (File No. 333-218362) filed on June 19, 2017)

5.1*	Opinion of Vedder Price P.C.

23.1*	Consent of Baker Tilly US, LLP

23.2*	Consent of Vedder Price P.C. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

99.1*	Byline Bancorp, Inc. 2026 Omnibus Incentive Compensation Plan

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Exhibit No.	Description
99.2

Byline Bancorp, Inc. Employee Stock Purchase Plan, (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-8, as amended (File No. 333-219143) filed on July 3, 2017)

99.3

First Amendment to Byline Bancorp, Inc. Employee Stock Purchase Plan (filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K (File No. 001-38139) filed on March 4, 2024, and incorporated herein by reference)

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Exhibit No.	Description
99.4*	Second Amendment to Byline Bancorp, Inc. Employee Stock Purchase Plan

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on June 3, 2026.

Byline Bancorp, Inc.

By:	/s/ Roberto R. Herencia
Roberto R. Herencia
Executive Chairman and Chief Executive Officer

POWERS OF ATTORNEY

The undersigned officers and directors do hereby constitute and appoint Roberto R. Herencia and Thomas J. Bell III, and any of them, with full power of substitution and re-substitution, as our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, any of us, in the capacities indicated below, any and all amendments hereto (including post-effective amendments); and we do hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Roberto R. Herencia	Director (Executive Chairman) and Chief Executive Officer	June 3, 2026
Roberto R. Herencia	(Principal Executive Officer)

/s/ Thomas J. Bell III	Executive Vice President, Chief Financial Officer	June 3, 2026
Thomas J. Bell III	(Principal Financial Officer)

/s/ Maria Sherylle A. Olano	Senior Vice President and Chief Accounting Officer	June 3, 2026
Maria Sherylle A. Olano	(Principal Accounting Officer)

/s/ Alberto J. Paracchini		June 3, 2026

S-1

Alberto J. Paracchini	President and Director

/s/ Phillip R. Cabrera	Director	June 3, 2026
Phillip R. Cabrera

/s/ William G. Kistner	Director	June 3, 2026
William G. Kistner

/s/ Antonio del Valle Perochena	Director	June 3, 2026
Antonio del Valle Perochena

/s/ Margarita Hugues Vélez	Director	June 3, 2026
Margarita Hugues Vélez

/s/ Mary Jo S. Herseth	Director	June 3, 2026
Mary Jo S. Herseth

/s/ Steven P. Kent	Director	June 3, 2026
Steven P. Kent

/s/ Pamela Stewart	Director	June 3, 2026
Pamela Stewart

/s/ Carlos Ruiz Sacristán	Director	June 3, 2026
Carlos Ruiz Sacristán

S-2